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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-14605, 33-22146, 33-47570, 33-53195,
333-14521 and 333-14523) and Form S-3 (No. 333-51701 and 333-88317) of Battle
Mountain Gold Company of our report dated May 12, 2000 which is included in this Annual Report on Form 10-K/A.

/s/ PricewaterhouseCoopers


Port Moresby, Papua New Guinea
June 27, 2000